UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 9, 2014

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ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 9, 2014, Linda Rottenberg was elected to the Company’s Board of Directors as an independent director, and Lawrence Fey and Tony Downer resigned from the Company's Board of Directors. Ms. Rottenberg will serve as a member of the Board, the Compensation Committee and the Nominating and Governance Committee, for a term beginning May 9, 2014 and ending July 1, 2017. Ms. Rottenberg will receive an annual retainer totaling $250,000, consisting of $200,000 for service as an independent director, $30,000 for service as a member of the Compensation Committee, and $20,000 for service as a member of the Nominating and Governance Committee. Ms. Rottenberg has elected to receive 100% of her compensation in equity through the issuance of CII preferred units.

Following the appointments and resignations noted above, the Company's Board of Directors now consists of Daniel Caruso, Philip Canfield of GTCR, Gillis Cashman of M/C Partners, Michael Choe of Charlesbank Capital Partners, Stephanie Comfort, Rick Connor, Donald Gips, and Linda Rottenberg.

The Company issued a press release announcing the resignations of Mr. Fey and Mr. Downer and the election of Ms. Rottenberg to the Company's Board of Directors on May 12, 2014.

A copy of the press release is filed as Exhibit 99.1 to this filing on Form 8-K and is incorporated by reference in this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 12, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: May 14, 2014